                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 2, 2000


                             KEYNOTE SYSTEMS, INC.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                   Delaware
             -----------------------------------------------------
                (State or other jurisdiction of incorporation)


      000-27241                                                 94-3226488
---------------------                                      ---------------------
    (Commission                                                (IRS Employer
    File Number)                                            Identification No.)


         2855 Campus Drive, San Mateo, CA                           94403
--------------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


                                (650) 522-1000
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


________________________________________________________________________________
         (Former name or former address, if changed since last report)

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

          On June 16, 2000, Keynote Systems, Inc. (the "Company") filed a Form 8-K to report its acquisition of Velogic, Inc. (Velogic"). Pursuant to Item 7 of Form 8-K, the Company indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

          (a)  Financial Statements of Business Acquired.

                                 VELOGIC, INC.

                             Financial Statements

                          December 31, 1999 and 1998

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report

The Board of Directors
Velogic, Inc.:

We have audited the accompanying balance sheets of Velogic, Inc. (a development stage company) (the Company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1999 and for the periods from inception (October 28, 1998) to December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Velogic, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the periods from inception (October 28, 1998) to December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States of America.

August 11, 2000

                                 VELOGIC, INC.

                         (a development stage company)

                                 Balance Sheets

                          December 31, 1999 and 1998

                                     Assets                                             1999                  1998
                                                                                    ------------           ----------
Current assets:
     Cash and cash equivalents                                                      $    954,253                4,453
     Accounts receivable                                                                   7,350                   --
     Prepaid expenses and other current assets                                            63,168               19,721
                                                                                    ------------              -------
                 Total current assets                                                  1,024,771               24,174

Property and equipment, net                                                              175,206                3,303
Other assets                                                                              36,900                   --
                                                                                    ------------              -------
                 Total assets                                                       $  1,236,877               27,477
                                                                                    ============              =======

                    Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                                               $     80,415               34,859
     Accrued expenses                                                                     62,456                2,322
     Capital lease obligations - current portion                                          47,448                   --
                                                                                    ------------              -------
                 Total current liabilities                                               190,319               37,181

Capital lease obligations, less current portion                                           86,857                   --
                                                                                    ------------              -------
                 Total liabilities                                                       277,176               37,181
                                                                                    ------------              -------

Commitments

Redeemable convertible  Series A preferred stock,  $0.001 par value,  13,000,000 shares authorized; 11,745,295 and no shares issued
     and outstanding in 1999 and 1998, respectively.                                   3,098,059                   --

Stockholders' deficit:
     Common stock, $0.001 par value; 50,000,000 shares authorized; 6,655,000 and
        8,000,000 shares issued and outstanding
        in 1999 and 1998, respectively                                                     6,655                8,000
     Additional paid-in capital                                                        2,052,350                   --
     Deferred compensation                                                            (1,038,000)                  --
     Deficit accumulated during the development stage                                 (3,159,363)             (17,704)
                                                                                    ------------              -------
                 Total stockholders' deficit                                          (2,138,358)              (9,704)
                                                                                    ------------              -------
                 Total liabilities and stockholders' deficit                        $  1,236,877               27,477
                                                                                    ============              =======

See accompanying notes to financial statements.

                                 VELOGIC, INC.
                         (a development stage company)

                            Statements of Operations


                                                                               Period from          Period from
                                                                                inception            inception
                                                                              (October 28,          (October 28,
                                                        Year ended              1998) to              1998) to
                                                       December 31,           December 31,          December 31,
                                                           1999                   1998                  1999
                                                     ------------------    ------------------   -------------------
Revenue:
     Consulting services                          $         98,624                    --                98,624
                                                     ------------------    ------------------   -------------------
Operating expenses:
     Cost of consulting services                           566,711                    27               566,738
     Research and development                              754,802                   204               755,006
     Sales and marketing                                   363,711                    --               363,711
     Operations                                            446,227                    --               446,227
     General and administrative                          1,158,361                16,673             1,175,034
                                                     ------------------    ------------------   -------------------
                 Total operating expenses                3,289,812                16,904             3,306,716
                                                     ------------------    ------------------   -------------------
                 Loss from operations                   (3,191,188)              (16,904)           (3,208,092)

Interest income, net                                        50,329                    --                50,329
                                                     ------------------    ------------------   -------------------
             Loss before income taxes                   (3,140,859)              (16,904)           (3,157,763)

Income tax expense                                             800                   800                 1,600
                                                     ------------------    ------------------   -------------------
                 Net loss                         $     (3,141,659)              (17,704)           (3,159,363)
                                                     ==================    ==================   ===================

See accompanying notes to financial statements.

                                 VELOGIC, INC.

                         (a development stage company)

                      Statements of Stockholders' Deficit

 Year ended December 31, 1999 and periods from inception (October 28, 1998) to
                          December 31, 1999 and 1998


                                                                                                     Defecit
                                                                                                   accumulated
                                                                   Additional                       during the        Total
                                               Common stock         paid-in        Deferred        development    stockholders'
                                           -------------------
                                           Shares       Amount      capital      compensation         stage      equity (deficit)
                                           ------       ------      -------      ------------         -----      ----------------
Balances, October 28, 1998                     --   $       --           --                --            --                    --

Issuance of common stock at $0.001
   per share to founders for cash       8,000,000        8,000           --                --            --                 8,000
Net loss                                       --           --           --                --       (17,704)              (17,704)
                                       ----------   ----------    ---------        ----------     ---------             ---------
Balances, December 31, 1998             8,000,000        8,000           --                --       (17,704)               (9,704)

Issuance of common stock at $0.07
   per share                               50,000           50        3,450                --            --                 3,500
Repurchase of common stock from
   founders at $0.001 per share        (1,495,000)      (1,495)          --                --            --                (1,495)
Deferred stock compensation related
   to stock option grants to employees         --           --    1,164,000        (1,164,000)           --                    --
Amortization of deferred stock
   compensation                                --           --           --           126,000            --               126,000
Common stock and stock options
   issued for services                    100,000          100      231,900                --            --               232,000
Warrants issued for services                   --           --      653,000                --            --               653,000
Net loss                                       --           --           --                --    (3,141,659)           (3,141,659)
                                        ---------   ----------    ---------        ----------    ----------            ----------
Balances, December 31, 1999             6,655,000   $    6,655    2,052,350        (1,038,000)   (3,159,363)           (2,138,358)
                                        =========   ==========    =========        ==========    ==========            ==========

See accompanying notes to financial statements.

                                 VELOGIC, INC.
                         (a development stage company)

                           Statements of Cash Flows

                                                                                Period from         Period from
                                                                                 inception           inception
                                                                               (October 28,         (October 28,
                                                           Year ended            1998) to             1998) to
                                                           December 31,         December 31,        December 31,
                                                              1999                 1998                 1999
                                                        ------------------   ------------------   -----------------
Cash flows from operating activities:
    Net loss                                              $     (3,141,659)             (17,704)         (3,159,363)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                             48,645                  174              48,819
          Option and warrant expense                             1,011,000                   --           1,011,000
          Changes in operating assets and
             liabilities (net of effect of noncash
             investing and financing activities):
                Accounts receivable                                 (7,350)                  --              (7,350)
                Prepaid expenses and other
                  current assets                                   (43,447)             (19,721)            (63,168)
                Accounts payable                                    45,556               34,859              80,415
                Accrued expenses                                    60,134                2,322              62,456
                Other assets                                       (36,900)                  --             (36,900)
                                                        ------------------   ------------------   -----------------

                  Net cash used in operating
                      activities                                (2,064,021)                 (70)         (2,064,091)
                                                        ------------------   ------------------   -----------------
Cash flows used in investing activities - purchase
    of property and equipment                                      (59,354)              (3,477)            (62,831)
                                                        ------------------   ------------------   -----------------
Cash flows from financing activities:
    Proceeds from issuance of common stock                           3,500                8,000              11,500
    Proceeds from issuance of redeemable
       convertible Series A preferred stock                      3,098,059                   --           3,098,059
    Payments to repurchase common stock                             (1,495)                  --              (1,495)
    Payments for capital lease obligations                         (26,889)                  --             (26,889)
                                                        ------------------   ------------------   -----------------
                  Net cash provided by financing
                      activities                                 3,073,175                8,000           3,081,175
                                                        ------------------   ------------------   -----------------
Net increase in cash and cash equivalents                          949,800                4,453             954,253

Cash and cash equivalents, beginning of period                       4,453                   --                  --
                                                        ------------------   ------------------   -----------------
Cash and cash equivalents, end of period                  $        954,253                4,453             954,253
                                                        ==================   ==================   =================
Supplementary cash flow information:
    Cash paid for interest                                $          8,904                   --               8,904
                                                        ==================   ==================   =================
    Cash paid for taxes                                   $            600                  200                 800
                                                        ==================   ==================   =================
Supplementary disclosure of noncash financing
    activities:
       Capital lease financing of plant and
          equipment                                       $        161,194                   --             161,194
                                                        ==================   ==================   =================
Deferred stock compensation related to stock
    option grants to employees                            $      1,164,000                   --           1,164,000
                                                        ==================   ==================   =================


See accompanying notes to financial statements.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


(1)  Organization and Summary of Significant Accounting Policies

     (a)  The Company

          Velogic, Inc. (the Company), founded on October 28, 1998, provides load testing services designed specifically for Internet web sites. The Company's service is designed to help e-businesses maximize the technical and financial performance of their web sites. The Company utilizes a model to simulate users and identifies ways to reduce site outages and increase customer satisfaction. The full-service web site load testing service enables e-businesses to predetermine web site capacity for expected visitor loads.

     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the financial statement date and the reported results of operations during the reporting period. Actual results could differ from these estimates.

     (c)  Revenue Recognition

          Revenues are derived principally from load service testing. Revenue is recognized when the load testing services are delivered.

          Cost of revenues represents the direct costs for employees and consultants who are engaged in providing the Company's services and maintaining the operational infrastructure.

     (d)  Research and Development

          Research and development costs are generally expensed as incurred. Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the period incurred.

     (e)  Stock-Based Compensation

          The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation. This statement establishes financial accounting and reporting standards for stock-based compensation, including employee stock option plans. As allowed by SFAS No. 123, the Company measures compensation expense under the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


     (f)  Income Taxes

          The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

     (g)  Cash Equivalents

          The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents. As of December 31, 1999 and 1998, the Company did not have any investments.

     (h)  Property and Equipment

          Property and equipment consist of office equipment, furniture and fixtures, and computer hardware and software. Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years. Equipment purchased under capital leases is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term.

     (i)  Other Assets

          Other assets consist principally of deposits for the office lease.

     (j)  Fair Value of Financial Instruments

          The Company's financial instruments are primarily comprised of cash, accounts receivable, accounts payable and debt. The carrying amounts of these assets and liabilities approximate their fair value.

     (k)  Concentration of Risk

          Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with one major financial institution. The Company's accounts receivables are derived from customers located in the United States.

          Four customers accounted for all of the Company's revenues for the year ended December 31, 1999.

     (l)  Comprehensive Income (loss)

          The Company has no components of other comprehensive loss for any period presented.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


(m)  Recent Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes methods for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the adoption of SFAS No. 133 is not expected to have a significant impact on its financial position, results of operations or cash flows. The Company will be required to implement SFAS No. 133, as amended, for the year ending December 31, 2001.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements, as amended by SAB 101A and SAB 101B, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In June 2000, the SEC issued SAB 101B which delayed the implementation of SAB 101. The Company must adopt SAB 101 no later than the fourth quarter of 2000. The SEC has recently indicated it intends to issue further guidance with respect to the adoption of specific issues addressed by SAB 101. Until such time as this additional guidance is issued, the Company is unable to assess the impact, if any, it may have on its financial position or results of operations.

(2)  Property and Equipment

     Property and equipment, stated at cost net of accumulated depreciation and amortization, as of December 31, 1999 and 1998 consisted of the following:

                                                                                December 31,
                                                                   ------------------------------------
                                                                          1999                 1998
                                                                   ---------------      ---------------
       Office equipment                                          $          34,748                   --
       Furniture and fixtures                                               32,444                   --
       Computer hardware                                                   140,443                3,477
       Computer software                                                    16,390                   --
                                                                   ---------------      ---------------
                                                                           224,025                3,477
       Less accumulated depreciation and amortization                      (48,819)                (174)
                                                                   ---------------      ---------------
       Property and equipment, net                               $         175,206                3,303
                                                                   ===============      ===============

     Property and equipment includes $129,851 net of amortization of $31,343, of equipment under capital leases as of December 31, 1999.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


(3)  Commitments

     Lease

     The Company leases its office space under a noncancelable operating sublease agreement that commenced on February 15, 1999 and expires on June 30, 2000.

     In February 1999, the Company entered into a Master Lease Agreement with a financial institution for the purchase of up to $300,000 of equipment. Advances under this agreement are treated as capital leases and may only be used to finance purchases of equipment. Advances are secured by the assets acquired. The advances bear interest at 3.75% above the 36-month Treasury rate. The rate will be fixed at the time of each advance. The capital lease term is for 36 months. Installments include both principal and interest. At the end of the amortization period, the Company shall remit to the lender a final payment equal to 8% of the aggregate advances. The first capital lease was funded on May 12, 1999 for $149,254. As of December 31, 1999, the Company owed $134,305 under this capital lease arrangement.

     Future minimum lease payments under the noncancelable capital and operating leases as of December 31, 1999 are as follows:

                                                                                         Capital             Operating
                                                                                          leases               leases
                                                                                  -------------------     --------------------
          Year ending December 31:
           2000                                                                 $              56,515                   71,100
           2001                                                                                56,515                       --
           2002                                                                                35,488                       --
           2003                                                                                    --                       --
           2004                                                                                    --                       --
                                                                                  -------------------      -------------------
                 Total                                                                        148,518    $              71,100
                                                                                                           ===================
           Less amount representing interest                                                  (14,213)
                                                                                  -------------------
           Present value of minimum capital lease payments                                    134,305
           Less current portion of capital lease obligations                                  (47,448)
                                                                                  -------------------
           Long-term portion of capital lease obligations                       $              86,857
                                                                                  ===================


       Total rent expense for the operating lease was $124,350 and $0 for the year ended December 31, 1999 and the period from inception (October 28, 1998) to December 31, 1998, respectively.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


(4)  Redeemable Convertible Preferred Stock and Stockholders' Deficit

     (a)  Redeemable Convertible Preferred Stock

          In 1999, the Company issued 11,745,295 Series A redeemable convertible preferred shares at a price of $0.265625 per share under a stock purchase agreement.

          Each share of Series A preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into fully paid and nonassessable shares of common stock. The number of shares of common stock to which a holder of preferred stock shall be entitled upon conversion shall be determined by dividing the stock issue price by the conversion price for the stock in effect at the time that such certificate is surrendered for conversion. The conversion price per share for shares of the stock shall initially be the shares' issue price, subject to adjustment as hereinafter provided.

          Conversion

          Each share of Series A preferred stock shall automatically be converted into shares of common stock at the then applicable conversion price upon the earlier to occur of (i) the date specified by written consent or agreement of shareholders holding at least a majority of the then outstanding shares of Series A preferred stock, voting together as a separate class, or (ii) immediately upon the closing of the sale of the Company's common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, at a price of not less than $1.328 per share (as adjusted for any stock split, stock dividends, recapitalization or the like) and aggregate proceeds to the Company (before deduction for underwriters' discounts and expenses relating to the issuance, including and without limitation fees of the Company's counsel) equal to at least $15,000,000.

          Dividend Provisions

          The holders of the Series A preferred stock, in preference to any dividend on the common stock, shall be entitled to receive noncumulative dividends at the rate of 8% of the Series A issue price ($0.265625) (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available thereof. Such dividends shall be payable only when, as, and if declared by the Board of Directors.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


          Liquidation Preference

          In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the common stock by reason of their ownership thereof, an amount equal to the sum of $0.265625 per share, plus all declared but unpaid dividends on such share for each share of Series A preferred stock then held by them. If, upon any liquidation, distribution, or winding up of the Company, the assets of the Company shall be insufficient to make payment in full as set forth above to all holders of Series A preferred stock, then such assets shall be distributed among the holders of Series A preferred stock then outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          Voting

          The preferred stock will be voted equally with the shares of common stock and not as a separate class, at any annual or special meeting of the shareholders of the Company, and may act by written consent in the same manner as the common stock, in either case upon the following basis: each holder of shares of the preferred stock shall be entitled to the number of votes equal to the respective number of shares of common stock into which such shares of preferred stock could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          Redemption

          At the election of the holders of the majority of the Series A preferred stock, the Company shall redeem the outstanding Series A preferred stock in three equal annual installments beginning on the fifth anniversary after the Series A preferred stock original issue date and ending on the date two years from such first redemption date. Such redemptions shall be at a purchase price per share equal to the Series A issue price plus declared and unpaid dividends.

     (b)  Common Stock

          For the year ended December 31, 1999 and the period ended December 31, 1998, the Company sold 50,000 and 8,000,000 shares of common stock to employees and investors for $0.07 and $0.001 per share, respectively. Of these shares, 3.9 million and 7.2 million are subject to repurchase at December 31, 1999 and 1998, respectively, by the Company, at the price paid by the stockholder, in the event of termination of services by the stockholder to the Company. The shares sold in 1998 were founders common stock. In 1999, 1,495,000 shares of founders common stock subject to repurchase were repurchased by the Company at $0.001 per share upon termination of one of the founders. For the year ended December 31, 1999 and the period from inception to December 31, 1998, the Company issued 100,000 and 0 shares, respectively, of the Company's common stock in exchange for services. These shares were valued at the Company's best estimate of fair value of $1 per share at time of issuance and as a result charged $100,000 to expense. In addition, the Company granted 833,000 stock options to non-employees for services which were

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


          valued at $132,000 using the Black-Scholes option pricing model, and were expensed in accordance with Emerging Issues Task Force Abstract 96-18, (EITF 96-18), Accounting for Equity Instruments that are issued to other than employees for Acquiring, or in Conjunction with Selling, Goods or Services. The following assumptions were used in the Black-Scholes option pricing model: 80% volatility, 10 year contractual life, no dividends, a 5.87% risk free interest rate and a weighted average fair value of the underlying common stock of $0.222.

          As of December 31, 1999 and 1998, an aggregate of 8 million shares of common stock were reserved for issuance upon exercise of warrants, the conversion of preferred stock, outstanding stock options and stock options reserved for issuance.

     (c)  Stock Warrants

          For the year ended December 31, 1999 and the period ended December 31, 1998, the Company issued stock warrants to purchase an aggregate of 3,158,000 and 0 shares, respectively, of common stock to third-party service providers. The warrants have an exercise price of $0.07 per share. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 80% volatility, 10 year contractual life, no dividends, a 5.87% risk free interest rate and an assumed fair value of the underlying common stock of $1.00. The total expense recorded under EITF 96-18 aggregated $650,000 and $0 has been expensed for the year ended December 31, 1999 and the period from inception to December 31, 1998, respectively.

          In 1999 and 1998, the Company also issued warrants for the purchase of 50,950 and 0 shares, respectively, of preferred stock in exchange for services. The warrants were valued using the Black-Scholes option pricing model with the same assumptions as for the common stock discussed above. As of December 31, 1999 and 1998, 325,000 and 0 warrants, respectively, for services were exercisable.

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


     (d)  1998 Incentive Stock Plan

          During the period ended December 31, 1998, the Company adopted the 1998 Stock Plan (the Plan). Under the Plan, the exercise price of the options to purchase stock is $0.07, the fair value of common stock as determined by the Board of Directors. Options vesting is determined by the Board. The typical vesting for an employee of the Company is as follows: 12/48th after the first 12 months with 1/48th vesting monthly thereafter, with complete vesting after 4 years of service.

          Information with respect to stock option activity is summarized as follows:

                                                                         Options
                                                                        available             Number of            Price per
                                                                        for grant              shares                share
                                                                     ---------------      ---------------      ---------------
               Shares authorized                                           8,000,000            8,000,000       $           --
               Options granted                                                    --                   --                   --
                                                                     ---------------      ---------------      ---------------

               Balance at December 31, 1998                                8,000,000            8,000,000                   --
               Options granted                                             5,758,000            5,758,000                 0.07
               Options exercised                                                  --                   --                   --
               Options canceled                                             (150,000)            (150,000)                0.07
                                                                     ---------------      ---------------      ---------------
               Balance at December 31, 1999                                2,392,000            2,392,000       $         0.07
                                                                     ===============      ===============      ===============


                                                                                  Year ended December 31, 1999
                                                                     ----------------------------------------------------
                                                                         Number of shares            Weighted average
                                                                                                        fair value
                                                                     ----------------------------------------------------
               Weighted-average fair value of options granted
               during the year with exercise prices equal to
               fair value at date of grant                                        3,270,000                $0.012


               Weighted-average fair value of options granted
               during the year with exercise prices less than
               fair value at date of grant                                        2,488,000                $0.552

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


          As of December 31, 1999, and December 31, 1998, no options to exercise shares were exercisable.


          With respect to stock options granted to employees during the year ended December 31, 1999, the Company recorded $1,164,000 in deferred stock compensation for the difference at the grant or issuance date between the exercise price of each stock option granted and the fair value of the underlying common stock. This amount is being amortized over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of deferred stock compensation was $126,000 during 1999.

(5)  Income Taxes

     Income tax expense consisted of:

                                                                                                   Period from
                                                                                                    inception
                                                                                                  (October 28,
                                                                          Year ended                1998) to
                                                                         December 31,              December 31,
                                                                             1999                     1998
                                                                      -------------------     -------------------
          Current:
             Federal                                                  $               -                      --
             State                                                                  800                     800
                                                                      -------------------     -------------------
                 Total current tax expense                                          800                     800
                                                                      -------------------     -------------------

          Deferred:
             Federal                                                                 --                      --
             State                                                                   --                      --
                                                                      -------------------     -------------------
                 Total deferred tax expense                                          --                      --
                                                                      -------------------     -------------------
                 Total tax expense                                    $             800                     800
                                                                      ===================     ===================

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


     The income tax expense for the year ended December 31, 1999 and the period from inception (October 28, 1998) to December 31, 1998, respectively, differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

                                                                                                   Period from
                                                                                                    inception
                                                                                                   (October 28,
                                                                           Year ended                1998) to
                                                                          December 31,             December 31,
                                                                              1999                     1998
                                                                     -------------------      -------------------
         Federal tax at statutory rate                             $          (1,067,900)                  (4,500)
         State taxes                                                                 800                      800
         Net operating loss not benefited                                      1,066,800                    4,500
         Nondeductible expenses                                                    1,100                       --
                                                                    --------------------      -------------------
                Total tax expense                                  $                 800                      800
                                                                     ===================      ===================


     The types of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities are set forth below:

                                                                                                   Period from
                                                                                                    inception
                                                                                                   (October 28,
                                                                           Year ended                1998) to
                                                                          December 31,             December 31,
                                                                              1999                     1998
                                                                     -------------------      -------------------
         Deferred tax assets:                                      $
          Accruals and reserves                                                    6,000                       --
          Plant and equipment                                                      3,000                       --
          Stock options and warrants                                             313,000                       --
          Net operating loss carryforwards and income tax                        931,000                    5,000
           credits
                                                                     -------------------      -------------------

                Gross deferred tax assets                                      1,253,000                    5,000
          Valuation allowance                                                 (1,253,000)                  (5,000)
                                                                     -------------------      -------------------

                Total deferred tax assets                                             --                       --
                                                                     -------------------      -------------------
                Total deferred tax liabilities                                        --                       --
                                                                     -------------------      -------------------
                Net deferred tax assets                            $                  --                       --
                                                                     ===================      ===================

                                 VELOGIC, INC.
                         (a development stage company)

                         Notes to Financial Statements

                          December 31, 1999 and 1998


     Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be realizable; therefore, management has established a full valuation allowance for the deferred tax assets. As of December 31, 1999 and 1998, the valuation allowance for deferred tax assets was $1,253,000 and $5,000, respectively. The net change in the total valuation allowance was $1,248,000 and $5,000 for 1999 and 1998, respectively.

     The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $3,538,000 and $3,505,000, respectively, available to reduce future income subject to income taxes. The federal net operating loss carryforwards expire in 2020. The California net operating loss carryforwards expire in 2006.

     Federal and California tax laws impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. The Company has not yet determined whether an ownership change occurred due to significant stock transactions in each of the reporting years disclosed. If an ownership change occurred, utilization of the net operating loss carryforwards could be reduced significantly.

(6)  Segment Information

     The Company has determined that it operates in a single operating segment: the provision of load testing services designed specifically for Internet web sites. All of the Company's long-lived assets are located in the United States.

(7)  Subsequent Events

     On March 1, 2000, the Company obtained a second capital lease for $150,746. As of March 31, 2000, the Company owed $280,797 under the two capital lease arrangements.

     In March 2000, the Company obtained $2 million in convertible promissory notes as a result of two bridge financing arrangements with two venture capital firms. The notes were for $1 million each. The bridge loans had an interest rate of 8% due upon repayment or conversion. The bridge loans included a conversion feature which stated that the outstanding principal and interest would be convertible at the option of the holder or upon a change in control into shares of the Company's common stock. In addition warrants for 200,000 shares of Series B Preferred Stock were issued.

     In May 2000, the Company signed a merger agreement with Keynote Systems, Inc. (Keynote). Keynote purchased the Company for 830,684 shares of Keynote stock, plus up to an additional $7.8 million in cash or stock at the determination of Keynote based upon successful achievement of certain performance goals. The acquisition was accounted for as a purchase.

                                VELOGIC, INC.

                  Unaudited Condensed Financial Statements

                           March 31, 2000 and 1999

                                 VELOGIC, INC.
                         (a development stage company)

                       Unaudited Condensed Balance Sheet

                                March 31, 2000


                                   Assets
Current assets:
  Cash and cash equivalents                                                      $   2,056,257
  Accounts receivable                                                                   42,325
  Prepaid expenses and other current assets                                            104,983
                                                                                 -------------

          Total current assets                                                       2,203,565

Property and equipment, net                                                            412,100
Other assets                                                                            36,900
                                                                                 -------------
          Total assets                                                           $   2,652,565
                                                                                 =============

                         Liabilities and Stockholders' Deficit

Current liabilities:
  Accounts payable                                                               $     171,850
  Accrued expenses                                                                     216,205
  Note payable - bridge financing                                                    1,870,000
  Capital lease obligations - current portion                                          114,681
                                                                                 -------------
          Total current liabilities                                                  2,372,736

Capital lease obligations, less current portion                                        166,116
                                                                                 -------------
          Total liabilities                                                          2,538,852
                                                                                 -------------
Commitments

  Redeemable convertible Series A preferred stock; $0.001 par value; 13,000,000 shares authorized; 11,782,942 shares
  issued and outstanding.                                                            3,147,059

Stockholders' deficit:
  Common stock, $0.001 par value; 50,000,000 shares authorized; 10,275,750
    shares issued and outstanding                                                       10,276
  Shareholder Notes                                                                    (70,000)
  Deferred compensation                                                             (3,486,000)
  Additional paid-in capital                                                         7,091,862
  Deficit accumulated during the development stage                                  (6,579,484)
                                                                                 -------------
          Total stockholders' deficit                                               (3,033,346)
                                                                                 -------------
          Total liabilities and stockholders' deficit                            $   2,652,565
                                                                                 =============

                                 VELOGIC, INC.
                         (a development stage company)

                 Unaudited Condensed Statements of Operations


                                                  Three months ended March 31,
                                                 -----------------------------
                                                     2000              1999
                                                 -----------       -----------
Revenue:
  Consulting services                            $    52,843                --
                                                 -----------       -----------
Operating expenses:
  Cost of consulting services                        260,914            65,564
  Research and development                           543,245           111,677
  Sales and marketing                                602,097            14,177
  Operations                                         412,704            25,295
  General and administrative                       1,655,508            99,994
                                                 -----------       -----------
               Total operating expenses            3,474,468           316,707
                                                 -----------       -----------
               Loss from operations               (3,421,625)         (316,707)

Interest income, net                                   1,504            22,869
                                                 -----------       -----------
               Loss before income taxes           (3,420,121)         (293,838)

Income tax expense                                        --               800
                                                 -----------       -----------
               Net loss                          $(3,420,121)         (294,638)
                                                 ===========       ===========

                                VELOGIC, INC.
                        (a development stage company)
                Unaudited Statement of Stockholders' Deficit
                      Three months ended March 31, 2000



                                                                                                         Deficit
                                                                                                       accumulated
                                           Common stock          Additional                             during the      Total
                                       -----------------------    paid-in    Shareholder   Deferred     development  stockholders'
                                         Shares       Amount      capital       Notes     compensation     stage      deficit
                                       ----------   ----------   -----------  ---------   ------------  ------------ -------------

Balances, December 31, 1999            6,655,000     $   6,655     2,052,350         --     (1,038,000)   (3,159,363)  (2,138,358)

Issuance of common stock in
    connection with stock options
    exercised                          3,014,750         3,015       222,758    (70,000)            --            --      155,773
Issuance of common stock in
    connection with exercise of
    warrants                             428,000           428        29,532         --             --            --       29,960
Common stock and stock options
    issued for services                  178,000           178       231,222         --             --            --      231,400
Deferred stock compensation related
    to stock options granted to
    employees                                 --            --     2,860,000         --     (2,860,000)           --           --
Amortization of deferred stock
    compensation                              --            --            --         --        412,000            --      412,000
Warrants issued for services                  --            --     1,566,000         --             --            --    1,566,000
Warrants issued in connection
    with bridge loan                          --            --       130,000         --             --            --      130,000
Net loss                                      --            --            --         --             --    (3,420,121)  (3,420,121)
                                      ----------    ----------   -----------   --------    -----------   -----------   ----------
Balances, March 31, 2000              10,275,750     $  10,276     7,091,862    (70,000)    (3,486,000)   (6,579,484)  (3,033,346)
                                      ==========    ==========   ===========   ========    ===========   ===========   ==========

                                 VELOGIC, INC.
                         (a development stage company)

                      Unaudited Statements of Cash Flows


                                                                                       Three months ended March 31,
                                                                                       -----------------------------
                                                                                            2000             1999
                                                                                       -------------       ---------
Cash flows from operating activities:
     Net loss                                                                          $  (3,420,121)       (294,638)
     Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                                      24,901           5,800
           Option and warrant expense                                                      2,258,400              --
           Changes in operating assets and
              liabilities (net of effect of noncash
              investing and financing activities):
                 Accounts receivable                                                         (34,975)             --
                 Prepaid expense and other current assets                                    (41,815)        (79,933)
                 Accounts payable                                                             91,435          (4,466)
                 Accrued expenses                                                            153,749          12,859
                                                                                       -------------       ---------
                    Net cash used in operating activities                                   (968,426)       (360,378)
                                                                                       -------------       ---------
Cash flows used in investing activities - purchase of property
     and equipment                                                                           (98,989)        (95,239)
                                                                                       -------------       ---------
Cash flows from financing activities:
     Proceeds from bridge financing                                                        2,000,000              --
     Proceeds from issuance of common stock                                                  185,733              --
     Proceeds from issuance of redeemable preferred stock                                         --       3,077,280
     Payments for capital lease obligations                                                  (16,314)             --
                                                                                       -------------       ---------
                    Net cash provided by financing activities                              2,169,419       3,077,280
                                                                                       -------------       ---------
Net increase in cash and cash equivalents                                                  1,102,004       2,621,663
Cash and cash equivalents, beginning of period                                               954,253           4,453
                                                                                       -------------       ---------
Cash and cash equivalents, end of period                                               $   2,056,257       2,626,116
                                                                                       =============       =========
Supplementary cash flow information:
     Cash paid for interest                                                            $       2,662              --
                                                                                       =============     ===========
     Cash paid for taxes                                                               $          --             600
                                                                                       =============     ===========
Supplementary disclosure of noncash financing activities:
     Capital lease financing of plant and equipment                                    $     150,746              --
                                                                                       =============     ===========
Deferred stock compensation related to stock option grants
     to employees                                                                          2,860,000              --
                                                                                       =============     ===========


                                VELOGIC, INC.

                        (a development stage company)

              Notes to Unaudited Condensed Financial Statements

                           March 31, 2000 and 1999


(1)  Basis of Presentation

     The unaudited condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. Through March 31, 2000, the Company was active in providing services, acquiring equipment and raising capital, and had a limited amount of revenue from operations. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for any subsequent quarter.

(2)  Stockholders' Deficit

     (a)  Redeemable Convertible Preferred Stock

          During the first quarter ended March 31, 2000, the Company issued 37,647 Series A redeemable convertible preferred shares at a price of $0.265625 in exchange for services. The shares were valued at the Company's best estimate of fair value of $1 per share at time of issuance and as a result charged $49,000 to expense.

     (b)  Common Stock

          For the three months ended March 31, 2000, the Company issued 178,000 shares of common stock in exchange for services. The shares were valued at $231,400, which was charged to expense during the period.

          As of March 31, 2000, an aggregate of 8 million shares of common stock were reserved for issuance upon exercise of warrants, the conversion of preferred stock, outstanding stock options and stock options reserved for issuance.

     (c)  Stock Warrants

          For the three month period ended March 31, 2000, the Company issued warrants to purchase an aggregate of 680,000 shares of common stock to a third-party service provider. The warrants have an exercise price of $0.07 per share. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 80% volatility, 10 year contractual life, no dividends, a 5.87% risk free interest rate and an assumed fair value of $1.30 for the underlying common stock. The total expense recorded under Emerging Issues Task Force Abstract 96-18, (EITF 96-18), Accounting for Equity Instruments that are issued to Other than employees for Acquiring, or in conjunction with selling, Goods or Services, aggregated $820,000 and has been expensed in the period ended March 31, 2000. In addition, the Company recorded $746,000 of non-employee compensation related to the vesting of warrants granted in 1999.

                                VELOGIC, INC.

                        (a development stage company)

              Notes to Unaudited Condensed Financial Statements

                           March 31, 2000 and 1999


     (d)  1998 Incentive Stock Plan

          During the period ended December 31, 1998, the Company adopted the 1998 Stock Plan (the Plan). Under the Plan, the exercise price of the options to purchase stock is $0.07, the fair value price of common stock as determined by the Board of Directors. Options vesting is determined by the Board. The typical vesting for an employee of the Company is as follows: 12/48th after the first 12 months with 1/48th vesting monthly thereafter, with complete vesting after 4 years of service.

          The Company issued 2,969,250 shares of common stock in connection with employee options exercised. The options were exercised at $0.07 per share.

          The Company issued 45,500 shares of common stock in connection with non-employee options exercised. The options were exercised at $0.07 per share.

          With respect to stock options granted to employees during the period ended March 31, 2000, the Company recorded $2,860,000 in deferred stock compensation for the difference at the grant or issuance date between the exercise price of each stock option granted and the fair value of the underlying common stock. This amount is being amortized over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of deferred stock compensation was $412,000 during the three months ended March 31, 2000.

(3)  Convertible Promissory Note and Warrant

     In March 2000 the Company issued two convertible promissory notes and warrants to two of its investors in the amount of $1,000,000 each at an interest rate of 8%. The notes are due on December 31, 2000.

     (a)  Note

          The notes are convertible into shares of Series B Preferred Stock upon the initial closing of a Series B Preferred Stock financing, based on the balance of the note outstanding and the price per share of the initial closing of the financing. Interest is due upon repayment of the note or the conversion of the principal amount of the note into shares of Series B preferred stock.

     (b)  Warrant

          In connection with the notes, warrants to issue 200,000 shares of Series B Preferred Stock were issued with an aggregate fair value of $130,000 using the Black-Scholes option pricing model. This amount is being amortized to interest expense over the term of the note. The warrant is exercisable upon the occurrence of the Series B Preferred Stock financing or a Change of Control.

     The loans were paid off in full in June 2000 upon the acquisition of the Company by Keynote Systems, Inc. See subsequent event discussion in note 4.

                                 VELOGIC, INC.

                         (a development stage company)

               Notes to Unaudited Condensed Financial Statements

                                March 31, 2000


(4)  Subsequent Event

     In May 2000, the Company signed a merger agreement with Keynote Systems, Inc. (Keynote). Keynote purchased the Company for 830,684 shares of Keynote stock, plus up to an additional $7.8 million in cash or stock at the determination of Keynote, based upon successful achievement of certain performance goals. The acquisition was accounted for as a purchase.

     In March 2000, the Company had two outstanding loans with a financial institution for its capital lease arrangement. In June 2000, both loans were paid in full following the Keynote acquisition.

     (b)  Pro Forma Financial Information.


                      KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed results of operations for future periods or the results of operations that actually would have been realized had Keynote Systems, Inc. and Velogic, Inc. (the Companies) been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Keynote Systems, Inc. and Velogic, Inc., included elsewhere in this submission and in Keynote Systems, Inc.'s Form 10-K dated December 21, 1999 and Form 10-Q dated August 14, 2000. The following unaudited pro forma combined condensed financial statements give effect to Keynote Systems, Inc.'s acquisition of Velogic, Inc. using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited financial statements and related notes of Keynote Systems, Inc. and Velogic, Inc.

     The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial data do not necessarily reflect the results of operations of the Company that would have resulted had the acquisitions been consummated for the period indicated, and the pro forma financial data exclude the nonrecurring effects of certain purchase adjustments related to the acquisitions that will be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments that will be determined in accordance with the purchase accounting provisions of APB Opinion No. 16, Business Combinations, and related pronouncements. The actual allocation of the purchase price will be adjusted in accordance with SFAS No. 38, Accounting for Preacquisition Contingencies of Purchase Enterprises, to the extent that actual amounts differ from management's estimates. The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, resulting in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See notes to the pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed statements of operations assume the acquisition took place on October 1, 1998, and combines Keynote Systems, Inc.'s audited consolidated statements of operations for the year ended September 30, 1999 and the unaudited consolidated statement of operations for the nine months ended June 30, 2000 with Velogic, Inc.'s audited statement of operations for the year ended December 31, 1999 and its unaudited statement of operations for the nine months ended March 31, 2000, respectively.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY


        Unaudited Pro Forma Combined Condensed Statement of Operations

                         Year ended September 30, 1999
                   (In thousands, except per share amounts)

                                                             Historical                            Pro forma
                                                 ----------------------------------   ------------------------------------
                                                     Keynote            Velogic          Adjustments           Combined
                                                 ---------------   ----------------   ---------------     ----------------
Revenue:
    Subscription services                        $         7,055                 --                --                7,055
    Consulting services                                      217                 99                --                  316
                                                 ---------------   ----------------   ---------------     ----------------
            Total revenues                                 7,272                 99                --                7,371
                                                 ---------------   ----------------   ---------------     ----------------
Operating expenses:
    Cost of subscription services                          2,314                 --                --                2,314
    Cost of consulting services                              444                567                --                1,011
    Research and development                               2,059                755                --                2,814
    Sales and marketing                                    5,331                364                --                5,695
    Operations                                             1,639                446                --                2,085
    General and administrative                             1,642              1,158                --                2,800
    Amortization of goodwill and other
       intangible assets                                      --                 --            13,501 1(a)          13,501
    Amortization of stock-based compensation                 858                 --                --                  858
                                                 ---------------   ----------------   ---------------     ----------------
            Total operating expenses                      14,287              3,290            13,501               31,078
                                                 ---------------   ----------------   ---------------     ----------------
            Loss from operations                          (7,015)            (3,191)          (13,501)             (23,707)

Interest (expense) income, net                               (95)                49                --                  (46)
                                                 ---------------   ----------------   ---------------     ----------------
       Net loss                                  $        (7,110)            (3,142)          (13,501)             (23,753)
                                                 ===============   ================   ===============     ================

Basic and diluted net loss per share             $         (1.54)                                                    (4.36)
                                                 ===============                                          ================

Shares used in computing basic and diluted
    net loss per share                                     4,622                                  831 1(b)           5,453
                                                 ===============                                          ================

See accompanying note to unaudited pro forma combined condensed financial statements.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

        Unaudited Pro Forma Combined Condensed Statement of Operations

                        Nine months ended June 30, 2000
                   (In thousands, except per share amounts)

                                                      Historical                                  Pro forma
                                          -------------------------------------  -----------------------------------------------
                                               Keynote             Velogic            Adjustments                  Combined
                                          -----------------   -----------------  ---------------------         -----------------
Revenue:
    Subscription services                 $         20,733                  --                     (3)   1(c)            20,730
    Consulting services                                956                  87                                            1,043
                                          -----------------   -----------------  ---------------------         -----------------
       Total revenues                               21,689                  87                     (3)                   21,773
                                          -----------------   -----------------  ---------------------         -----------------
 Operating expenses:
    Cost of subscription services                    6,870                  --                    (11)   1(c)             6,859
    Cost of consulting services                      1,086                  --                   (109)   1(c)               977
    Research and development                         3,405               1,023                   (113)   1(c)             4,315
    Sales and marketing                             11,617                 854                    (89)   1(c)            12,382
    Operations                                       3,256               1,304                     --                     4,560
    General and administrative                       3,503               2,600                    (35)   1(c)             6,068
    Amortization of goodwill and other
      intangible assets                              1,125                  --                  9,001    1(a)            10,126
    Amortization of stock-based
      compensation                                     256                  --                     --                       256
                                          -----------------   -----------------  ---------------------         -----------------
        Total operating expenses                    31,118               5,781                  8,644                    45,543
                                          -----------------   -----------------  ---------------------         -----------------

        Loss from operations                        (9,429)             (5,694)                (8,647)                  (23,770)

    Interest income, net                             8,675                  22                     --                     8,697
                                          =================   =================  =====================         =================

        Net loss                          $           (754)             (5,672)                (8,647)                  (15,073)
                                          =================   =================  =====================         =================

Basic and diluted net loss per share      $          (0.03)                                                               (0.59)
                                          =================                                                    =================
Shares used in computing basic and                                                                831   1(b)
  diluted net loss per share                        24,566                                        (85)  1(c)             25,312
                                          =================                                                    =================

See accompanying note to unaudited pro forma combined condensed financial

                      KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

      Note to Unaudited Pro Forma Combined Condensed Financial Statements

                     June 30, 2000 and September 30, 1999


(1)  Unaudited Pro Forma Combined Condensed Statement of Operations

     On June 2, 2000, Keynote Systems, Inc. acquired all of the outstanding capital stock of Velogic, Inc. in exchange for 830,684 shares of its common stock, plus up to an additional $7.8 million in cash or stock at the determination of Keynote. Total consideration given, including direct acquisition costs, aggregated approximately $39.2 million. The acquisition was accounted for as a purchase with the results of Velogic, Inc. included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $40.5 million, with $36.4 million attributable to goodwill and $4.1 million attributable to other intangible assets. The intangible assets are being amortized on a straight-line basis over an estimated life of 3 years.

     Velogic, Inc. provides load testing services designed specifically for Internet web sites to help e-businesses maximize the technical and financial performance of their site. The Company utilizes a unique business-impact model to simulate users and identifies ways to reduce site outages and increase customer satisfaction. The full-service web site load testing service enables e-businesses to predetermine site capacity for expected visitor loads.

     The pro forma combined condensed statement of operations gives effect to the acquisition as if it had occurred on October 1, 1998.

     The historical statement of operations for Keynote for the period ended June 30, 2000 reflects the acquisition of Velogic, Inc. from on June 3, 2000 to June 30, 2000.

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (a) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of Velogic, Inc.'s purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years, beginning October 1, 1998.

     (b) Adjustment to reflect the shares issued as consideration for the acquisition, including shares to be issued for options and warrants.

     (c) Adjustment to eliminate the operations of Velogic, Inc. for the period from June 3, 2000 to June 30, 2000, which are already included in the results of operations of Keynote.


(c)  Exhibits.

     The following Exibit is filed herewith

     23.01    Concent of KFMG LLP

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                 KEYNOTE SYSTEMS, INC.


Date: August 16, 2000            By:  /s/ John Flavio
                                     ___________________________________________
                                     John Flavio
                                     Vice President of Finance, Chief Financial
                                     Officer and Secretary